Filed pursuant to Rule 424(b)(5) Registration No. 333-291797

PROSPECTUS SUPPLEMENT
(To prospectus dated December 9, 2025)

UBX Technology Ltd.

15,166,668 Units
with each Unit consisting of one Class A Ordinary Share and one Warrant to purchase 0.3 Class A Ordinary Share
15,166,668 Class A Ordinary Shares included in the Units
15,166,668 Warrants to Purchase up to 4,550,002 Class A Ordinary Shares
4,550,002 Class A Ordinary Shares Issuable upon Exercise of the Warrants

We are offering on a best-efforts basis 15,166,668 units (the “Units”), with each Unit consisting of (i) one Class A Ordinary Share, par value $0.0016 per share (the “Class A Ordinary Shares”) and (ii) one warrant to purchase 0.3 Class A Ordinary Share (each, a “Warrant”, and collectively, the “Warrants,”). Each Warrant includes an Alternative Cashless Exercise feature (the “Zero Exercise Price Option”) pursuant to which a holder may receive 0.3 Class A Ordinary Share per Warrant for no additional consideration, with the number of shares issuable to each holder rounded up to the nearest whole share. The Warrants are subject to a cap of the maximum aggregate number of Warrant Shares issuable upon exercise of all Warrants (including pursuant to the Zero Exercise Price Option), which is a number equal to 30% of the total Shares sold in the Offering (plus any shares resulting from rounding up fractional shares) (the “Warrant Cap”).

The Warrants are not exercisable for a “zero exercise price”. Rather, the Zero Exercise Price Option is an alternative settlement mechanism that results in the issuance of 0.3 Class A Ordinary Share per Warrant without any cash payment to the Company.

We are offering the Units at the public offering price of $0.30 per Unit (the “Offering”). We are also registering 4,550,002 Class A Ordinary Shares underlying the Warrants (the “Warrant Shares”) in connection with the Zero Exercise Price Option. Each Warrant will have an initial exercise price equal to the public offering price per Unit, which is $0.30 per Class A Ordinary Share, subject to anti-dilution adjustments as described in the Warrant. The Warrants will be exercisable beginning on the date of issuance and ending on the one-year anniversary of the issuance date.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can be purchased in this Offering only with the accompanying Warrants as part of the Units, but the component part of the Units will be immediately separable and issued separately in this Offering. The Warrants are transferable by the holders thereof, subject to applicable securities laws.

If at the time of exercise of the Warrants, there is no effective registration statement available, holders may elect a “cashless exercise” to receive the number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) is the market price determined by formulas under the Warrants; (B) is the exercise price of the Warrants; and (X) is the number of shares underlying the Warrant. In addition, and regardless of registration status, holders may also elect the Zero Exercise Price Option at any time. Under this option, a holder may receive 0.3 Class A Ordinary Share per Warrant for no additional consideration, in lieu of paying the cash exercise price. Because this option provides a greater number of shares than a standard cashless exercise formula, we anticipate holders will exclusively utilize this option. Consequently, we do not expect to receive any cash proceeds from the exercise of the Warrants.

The Warrants are subject to a Warrant Cap of the maximum aggregate number of Class A Ordinary Shares that may be issued upon exercise of all Warrants (including pursuant to the Zero Exercise Price Option), which is a number equal to 30% of the total Shares sold in the Offering (plus any shares resulting from rounding up fractional shares). Once the Warrant Cap is reached, no further Warrants may be exercised, and any unexercised Warrants shall terminate and become void.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UBXG.” The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.98 per share. There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Warrants and anticipate that such Class A Ordinary Shares will trade on the Nasdaq Capital Market.

As of the date of this Prospectus, the aggregate market value of our outstanding common equity held by non-affiliates (our “public float”) was approximately $22.1 million, based on 22,554,106 Class A Ordinary Shares held by non-affiliates and a closing price of $0.98 per share. Because our public float is less than $75 million, we are offering these securities pursuant to General Instruction I.B.5 of Form F-3, which limits the aggregate market value of securities sold by us or on our behalf during any 12-month period to one-third of our public float. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 months prior to and including the date of this prospectus (other than the securities being offered hereby).

We have engaged FT Global Capital, Inc. as our lead placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements. See “Risk Factors” on page S-6 and in our 2025 Annual Report on Form 20-F, incorporated herein by reference.

We estimate total offering expenses, excluding placement agent fees, at approximately $476,750. After deducting agent fees and estimated expenses, we expect net proceeds of approximately $4,073,250. See “Plan of Distribution” on page S-17.

	Per Unit	Total
Public offering price	$0.30	$4,550,000
Placement Agents’ fees(1)	$0.0255	$386,750
Proceeds, before expenses, to us	$0.02745	$4,163,250

____________

(1)      In connection with this offering, we have agreed to pay to the placement agents a cash fee equal to 8.5% of the gross proceeds received by us in the offering. In addition to the cash fees set forth above, we have also agreed to reimburse the Placement Agent for its non-accountable expenses up to $35,000 and its legal expenses related to the offering of up to $55,000 in connection with its engagement as placement agent. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors“ beginning on page S-6 of this prospectus supplement, page 7 of the accompanying prospectus and in the documents incorporated herein by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our Class A ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before April 29, 2026, subject to customary closing conditions.

The date of this prospectus supplement is April 28, 2026.

FT Global Capital, Inc.	Kingswood Capital Partners, LLC

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement on Form F-3 (File No. 333-291797) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein that was filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If information in this prospectus supplement is inconsistent with any document incorporated by reference herein that was filed on or after the date of this prospectus supplement, you should rely on the information in such document incorporated by reference.

Neither we nor any other person have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K.

You should carefully read the entire prospectus supplement, the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “UBXG,” the “Company,” “we,” “us” and “our” or similar terms refer to UBX Technology Ltd, a Cayman Islands exempted company and its consolidated subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, and any statements of management’s beliefs, goals, strategies, intentions, and objectives.

The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements.

There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” in this prospectus supplement and in our 2025 Annual Report on Form 20-F. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document, and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and related notes and other information incorporated by reference herein and therein, before making an investment decision.

Our Company

U-BX was incorporated on June 30, 2021, in the Cayman Islands. U-BX does not have material operations of its own and conducts its business through the PRC Operating Entities. Since the establishment of U-BX Beijing in 2018, these entities have focused on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers. All of our revenue is and will continue to be derived from mainland China, and no revenue is derived from Hong Kong or Macau.

Our PRC Operating Entities’ business primarily consists of the following three services/products:

•        Digital Promotion Services:    We help institutional clients obtain visibility on various social media platforms and generate revenue based on consumers’ clicks, views, or the clients’ promotion time through those channels.

•        Risk Assessment Services:    U-BX Beijing also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing the proprietary algorithmic model, our PRC Operating Entities are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, our PRC Operating Entities are able to generate revenue based on the number of assessment reports provided to the insurance carriers.

•        Value-Added Bundled Benefits:    To help major insurance carriers or brokers attract their customers, our PRC Operating Entities sell bundled benefits, including car washes, maintenance plans, and parking notifications, to these carriers, which they may then provide to their customers at low or no cost.

In addition to servicing institutional customers, our PRC Operating Entities provide up-to-date insurance-related information to individual consumers through a mini-application embedded in other social media platforms. This information is designed to educate consumers and insurance brokers about the insurance industry, thereby helping us build a stronger brand image with the general public.

As of the date of this prospectus, our PRC Operating Entities’ client base consists of more than 300 city-level property and auto insurance carriers nationwide using their products and services to conduct business on a daily basis. Some of the clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., and Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our PRC Operating Entities’ business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion methods in their operations. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels our PRC Operating Entities offer.

Corporate Structure

The following chart illustrates our corporate structure as of the date of this prospectus supplement:

Company Information

Our principal executive offices are located at Zhongguan Science and Technology Park, No. 1 Linkong Er Road, Shunyi District, Beijing, People’s Republic of China, and our phone number is +86 10 0651-20297. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our website address is https://www.u-bx.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Operating Financial Review and Prospects in our Annual Report on Form 20-F;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•        are not required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards. Our election to use these phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods.

Under the JOBS Act, we may take advantage of the above-described exemptions until we no longer meet the definition of an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years; (iii) the date on which we are deemed to be a “large accelerated filer” (when the market value of our shares held by non-affiliates exceeds $700 million); or (iv) the last day of the fiscal year following the fifth anniversary of the initial sale of our common equity pursuant to a registration statement declared effective under the Securities Act.

Foreign Private Issuer

We are also a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act that require domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being a Controlled Company

Our Chief Executive Officer, Mr. Jian Chen, beneficially owns a majority of the combined voting power our outstanding ordinary shares. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. For so long as we remain a controlled company, we are permitted to elect, to rely on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not currently intend to rely on these “controlled company” exemptions and intend to maintain a majority of independent directors on our board, we could elect to rely on these exemptions in the future. If we were to do so, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

THE OFFERING

Issuer	UBX Technology Ltd.
Securities offered by us pursuant to this prospectus supplement	15,166,668 Units, based on the public offering price of $0.30 per Unit, with each Unit consisting of (i) one Class A Ordinary Share and (ii) one Warrant to purchase 0.3 of a Class A Ordinary Shares.
Shares offered by us	15,166,668 Class A Ordinary Shares included in the Units, and 4,550,002 Class A Ordinary Shares underly the Warrants.
Warrants offered by us	15,166,668 Warrants
Warrant Cap

The Warrants are subject to a Warrant Cap of the maximum aggregate number of Class A Ordinary Shares that may be issued upon exercise of all Warrants (including pursuant to the Zero Exercise Price Option), which is a number equal to 30% of the total Shares sold in the Offering (plus any shares resulting from rounding up fractional shares).

Cash Exercise Price	$0.30 per Class A Ordinary Share, subject to anti-dilution adjustments.
Zero Exercise Price Option

A holder may elect to receive 0.3 Class A Ordinary Share per Warrant without payment of any additional consideration, in lieu of paying the cash exercise price. Because this option provides a greater number of shares than a standard cashless exercise formula, we anticipate holders will exclusively utilize this option. Consequently, we do not expect to receive any cash proceeds from the exercise of the Warrants.

Beneficial ownership limitation	4.99% (or, at the holder’s election upon 61 days’ prior notice to us, 9.99%).
Expiration	The Warrants will expire on the one-year anniversary of the initial exercise date. For a further description of the Warrants, see “Description of Our Securities We Are Offering — Warrants,” below.
Offering Price	$0.30 per Unit
Class A Ordinary Shares issued and outstanding before this offering	22,624,607 shares
Class A Ordinary Shares issued and outstanding immediately after this offering	42,341,277 shares
Use of proceeds

We intend to use the net proceeds from this offering, after deducting offering expenses, for working capital, research and development, and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors

Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” on page S-6 and the other information in this prospectus supplement and “Risk Factors” on page 7 of the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Placement agent	FT Global Capital, Inc.
Transfer agent and registrar	The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, with its office located at 17755 North US Highway 19 Suite 140 Clearwater, Fl 33764.
Nasdaq symbol	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UBXG.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and the risk factors set forth under Risk Factors in our 2025 Annual Report on Form 20-F, as supplemented and updated by subsequent reports on Form 6-K filed with the SEC. These risks should be considered together with all other information appearing in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks described are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Each of these risk factors could materially and adversely affect our business, operating results, financial condition, and prospects, which may cause the trading price of our securities to decline and result in the loss of all or part of your investment. This discussion includes forward-looking statements; you should read the explanation of the qualifications and limitations on such statements under the caption “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares.

The public offering price of the Units is substantially higher than the net tangible book value per share of our outstanding Class A Ordinary Shares. Based on a public offering price of $0.30 per Unit, and after deducting estimated commissions and offering expenses, our pro forma as-adjusted net tangible book value as of December 31, 2025 (giving effect to this offering) would be significantly lower than the offering price. New investors will experience immediate dilution, while existing shareholders may see an increase in their net tangible book value per share primarily at the expense of new investors.

Shareholders will suffer massive, immediate dilution, and the Company will receive no proceeds if the Warrants are exercised using the “Zero Exercise Price Option.”

The Warrants issued in this offering contain an unconventional “Zero Exercise Price Option.” This provision allows holders to exercise Warrants for a fixed number of 0.3 Class A Ordinary Share per Warrant for no additional cash consideration.

•        No Financial Incentive for Cash Exercise:    Because the zero exercise price option grants a fixed 0.3 shares regardless of the market price of our Class A Ordinary Shares, we expect all holders to utilize this option. Consequently, we will receive no additional funds upon the exercise of these Warrants.

•        Extreme Dilution:    If these Warrants are exercised in full under the zero exercise price option, our issued and outstanding Class A Ordinary Shares would increase from 22,624,607 to 42,341,277, an increase of approximately 87%. This “multiplier effect” will result in severe dilution to existing shareholders and will likely cause a significant and rapid decline in the trading price of our Class A Ordinary Shares.

No minimum offering amount; we may sell few or no Units.

This offering has no minimum aggregate proceeds condition. We may close the offering having sold significantly fewer than all Units offered. In such event: (i) our net proceeds will be substantially reduced; (ii) we may not have sufficient capital to execute our business plan; and (iii) investors will not receive a refund. The placement agent is not required to purchase any unsold Units.

The Warrants contain anti-dilution adjustments that could increase the number of shares issuable upon exercise.

If we issue options or convertible securities at an effective price per share lower than the then-current Exercise Price (as determined under formulas in the Warrant), the Exercise Price will be adjusted downward, and the number of Warrant Shares issuable upon exercise will increase proportionately. These adjustments could result in the issuance of a greater number of Class A Ordinary Shares upon exercise of the Warrants than originally contemplated, causing dilution to existing shareholders and potentially depressing the market price of our Class A Ordinary Shares.

The Warrant Cap may limit the number of shares you receive upon exercise.

The Warrants contain an aggregate cap (the “Warrant Cap”) on the total number of Warrant Shares issuable upon exercise of all Warrants (including under the Zero Exercise Price Option), which is limited to 30% of the total number of Units sold in this offering (rounded up to the nearest whole share). If the Warrant Cap is reached, holders exercising thereafter may receive fewer shares than anticipated or no shares at all, and we may be required to settle in cash or other consideration as described in the Warrant.

As the Warrants may be exercised on a “cashless” basis or via the zero exercise price option, we may receive limited or no additional funds from this Offering beyond the initial purchase price.

The Warrants require “cashless exercise” if a registration statement for the underlying shares is not effective. Furthermore, the zero exercise price option allows for the issuance of 0.3 shares per Warrant without any further payment to the Company. Because there is no practical financial incentive for a holder to pay the stated cash exercise price of $0.30 , we do not expect to receive any proceeds from the exercise of the Warrants. Our inability to receive these funds could materially limit our future liquidity and capital resources.

Holders of our Warrants will have no rights as holders of our Class A Ordinary Shares unless and until they acquire our Class A Ordinary Shares upon exercise of our Warrants.

Until holders acquire our Class A Ordinary Shares upon exercise of the Warrants, holders will have no rights with respect to our Class A Ordinary Shares issuable upon exercise of the Warrants. Upon exercise of such holder’s Warrants, holders will be entitled to exercise the rights of a holder of our Class A Ordinary Shares only as to matters for which the record date occurs after the exercise date.

The Warrants offered by this prospectus supplement may not have any value.

The Warrants offered by this prospectus supplement will be exercisable for one year from the date of issuance. There can be no assurance that the market price of our Class A Ordinary Shares will ever exceed the exercise prices of the Warrants. In the event that the price of our Class A Ordinary Shares does not exceed the exercise price of the Warrants during their terms, and if the zero exercise price option does not result in marketable value, such Warrants may not have any value.

There is no public market for the Units or Warrants being offered, which may limit your ability to resell these securities.

There is no established public trading market for the Units or Warrants, and we do not intend to apply for the listing of either on the Nasdaq or any other securities exchange. Liquidity will be extremely limited, and you may be unable to sell your Warrants at a favorable price, or at all.

Our management will have broad discretion over the use of the net proceeds from this offering and you may not agree with how we spend them.

Our management will have significant flexibility in applying the net proceeds. You will be relying on the judgment of our management, and you will not have the opportunity to influence our spending decisions. We may invest the proceeds in ways that do not yield a favorable return or that fail to improve our financial condition, which could have a material adverse effect on our business and results of operations.

Future sales of our Class A Ordinary Shares, or the perception that such sales may occur, could cause our share price to decline significantly.

If our existing shareholders or the investors in this offering sell substantial amounts of our Class A Ordinary Shares in the public market, the trading price could drop. The issuance of the 4,550,002 shares underlying the Warrants will create significant downward pressure on our share price. Furthermore, the perception that these shares will hit the market may impede our ability to raise capital through equity offerings in the future.

Risks Related to Doing Business in China

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may intervene or influence our operations and any offering at any time, which could result in a material change in our operations and cause our Class A Ordinary Shares to decline in value or become worthless.

The Chinese government exercises substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, and cybersecurity. For example, the Chinese cybersecurity regulator’s 2021 investigation into Didi Global Inc. underscores the potential for sudden regulatory interference.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, except for the filing procedures with the China Securities Regulatory Commission (“CSRC”) under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), we believe we are currently not required to obtain any other permission from PRC national or local regulatory entities for this offering. However, recent statements by the Chinese government indicate an intent to exert more oversight over overseas offerings. If we or our PRC subsidiaries are required to obtain additional approvals in the future and are denied permission, we may be unable to continue our listing on U.S. exchanges or continue to offer securities to investors, which would cause our securities to become worthless.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The M&A Rules and some other regulations concerning mergers and acquisitions established complex procedures for some acquisitions of Chinese companies by foreign investors, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction. Moreover, the Anti-Monopoly Law requires that transactions deemed concentrations involving parties with specified turnover thresholds must be cleared by MOFCOM before completion. On February 7, 2021, the Anti-Monopoly Committee of the State Council published guidelines stipulating that any concentration of undertakings involving variable interest entities shall fall within the scope of anti-monopoly review.

Therefore, our acquisitions of other entities that meet the thresholds for clearance may be required to be reported to and approved by the anti-monopoly law enforcement agency, and we may be subject to a fine of no more than RMB 500,000 for non-compliance. In addition, security review rules issued by MOFCOM specify that mergers and acquisitions by foreign investors that raise “national security” concerns are subject to strict review, and the rules prohibit activities attempting to bypass such review through proxy or contractual control arrangements. Complying with these regulations could be time-consuming, and any required approval processes may delay or inhibit our ability to complete strategic transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the CSRC may be required in connection with this offering and future follow-on offerings; if required, we cannot predict whether we will be able to obtain such approval.

The Trial Measures, which came into effect on March 31, 2023, subject both direct and indirect overseas offering activities to the CSRC filing-based administration. Breaches of the Trial Measures shall bear legal liabilities, including a fine between RMB1.0 million and RMB10.0 million. While we received notification from the CSRC confirming the completion of the record filing requirement for our IPO in September 2023, we must also submit filings with respect to follow-on offerings.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, since the operating entity accounted for more than 50% of our consolidated revenues, profit, and assets for the fiscal years ended June 30, 2025 and 2024, this offering is considered an indirect offering. We are, therefore, subject to the Trial Measures and shall file with the CSRC within three working days after the completion of the offering. In addition, an overseas offering is prohibited if: (1) it is specifically prohibited by national laws; (2) it may constitute a threat to national security; (3) the domestic enterprise or its controllers have committed criminal offenses in the past three years; (4) the company is under judicial investigation; or (5) there are material ownership disputes. We cannot assure you that we will be able to get the clearance of filing procedures on a timely basis, or at all. Any failure by us to fully comply may significantly limit or completely hinder our ability to offer our Class A Ordinary Shares and cause their value to significantly decline or become worthless.

Funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions on the ability to transfer cash or assets.

The transfer of funds and assets among the Group and its PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. As of the date of this prospectus supplement, there are no restrictions imposed by the Hong Kong government on the transfer of capital (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws that may impose such restrictions in the future. Consequently, your investment may be adversely affected if funds or assets are not available to fund operations or for other use outside of the PRC or Hong Kong.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,073,250 million, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital to support our ongoing operations, supporting the growth of our business, capital expenditures, research and development activities, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in technologies, products, or businesses that we believe will complement or enhance our business and growth prospects. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending such use, we may hold the proceeds in interest-bearing bank accounts or invest them in short-term interest-bearing securities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

•        on an actual basis, reflecting our unaudited interim financial results for the six months ended December 31, 2025; and

•        on a pro forma as adjusted basis, to give effect to the sale of 15,166,668 Units in this Offering at a price of $0.30 per Unit, assuming no exercise of Warrants, after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The pro forma amounts shown below are unaudited. The information in the following table should be read in conjunction with, and is qualified in its entirety by reference to, our audited and unaudited financial statements and notes thereto, which are incorporated by reference into this prospectus supplement.

	Actual	Pro Forma As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	$9,873,052	$13,946,302
Total Shareholders’ Equity	36,969,023	41,042,273
Total Liabilities and Shareholders’ Equity	38,338,749	42,411,999

The figures in the above table are based on 22,624,207 Class A Ordinary Shares and 7,659,535 Class B Ordinary Shares outstanding as of the date of this Prospectus.

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our ordinary shares and the net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value as of December 31, 2025 was $36,963,841 or $1.2206 per Ordinary Share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares outstanding as of December 31, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect to the sale of 15,166,668 Units in this offering at a price of $0.30 per Unit, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been $41,037,093, or $0.9029 per Ordinary Share. This represents an immediate decrease in net tangible book value of $0.3177 per Ordinary Share to our existing shareholders and an immediate dilution of $0.6029 per Ordinary Share to new investors participating in this offering.

The following table illustrates dilution assuming (i) no Warrant exercise, and (ii) full exercise of all Warrants under the Zero Exercise Price Option:

Offering price per Unit	$0.30
Net tangible book value per Ordinary Share as of December 31, 2025	$1.2206
Decrease in net tangible book value per Ordinary Share attributable to this offering	$(0.3177)
As Adjusted net tangible book value per Ordinary Share as of June 30, 2025 after this offering	$0.9029
Dilution per Ordinary Share to new investor in this offering	$0.6029

The number of ordinary shares to be outstanding after this offering is based on 22,624,607 Class A Ordinary Shares and 7,659,535 Class B Ordinary Shares as of December 31, 2025.

If all Warrants are exercised pursuant to the zero exercise price option, you would experience additional immediate dilution. Assuming the issuance of 4,550,002 Warrant Shares upon zero-cost exercise, the pro forma as-adjusted net tangible book value per Ordinary Share would be reduced to $0.8207, representing dilution of $0.5207 per share to new investors.

DIVIDEND POLICY

The payment of dividends will be determined at the discretion of our board of directors and is subject to Cayman Islands law and our second amended and restated memorandum and articles of association. Under the laws of the Cayman Islands, a company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements, general financial condition, and other factors the board may deem relevant.

We have never declared or paid any cash dividends on our Ordinary Shares, and we do not have any plans to pay cash dividends in the foreseeable future. We currently intend to retain all future earnings to finance the expansion of our business.

As a holding company, we may rely on distributions from our subsidiaries for cash requirements. Under PRC laws and regulations, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. These reserves are not distributable as cash dividends.

Under PRC foreign exchange regulations, profit distributions can generally be made in foreign currencies without prior SAFE approval, subject to procedural compliance and overseas investment registrations by PRC-resident shareholders. While Hong Kong currently imposes no restrictions on capital transfers (except for anti-money laundering purposes), the PRC government may restrict access to foreign currencies for current account transactions in the future.

Furthermore, PRC tax authorities may adjust taxable income in a manner that adversely affects our ability to pay dividends. Under the PRC Enterprise Income Tax Law, a 10% withholding tax generally applies to dividends paid by a PRC enterprise to a non-resident enterprise, unless a tax treaty provides otherwise. Any future debt incurred by our subsidiaries may further restrict their ability to pay dividends to us.

DESCRIPTION OF SECURITIES

Units

We are offering on a best-efforts basis 15,166,668 Units, with each Unit consisting of (i) one Class A Ordinary Share and (ii) one Warrant to purchase 0.3 of a Class A Ordinary Share pursuant to this prospectus supplement and the accompanying prospectus. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares and the Warrants will be immediately separable and issued separately. The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on April 27, 2026 was $0.98.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares are described under Exhibit 2.2 to the 2025 Annual Report.

Warrants

General

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant, which will be filed with the SEC as an exhibit to a Report of Foreign Private Issuer on Form 6-K.

Duration and Exercise Price

Each Warrant shall be exercisable into 0.3 Class A Ordinary Shares initially at an exercise price equal to $0.30 per share. The Zero Exercise Price Option is not an exercise price of $0, but rather an alternative settlement mechanism described below. The Warrants will be immediately exercisable and will be exercisable for a one-year period after the date of issuance (the “Termination Date”). The Exercise Price is subject to anti-dilution adjustments for share dividends, splits, combinations, for certain issuances of options or convertible securities at prices below the then-current Exercise Price, and for a market price reset if the VWAP falls below the Exercise Price for five consecutive Trading Days, as calculated under the formulas set forth in the Warrant. On the Termination Date, any Warrant that has not been exercised by the holder will be automatically exercised via cashless exercise described below. The exercise price and numbers of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Ordinary Shares.

Zero Exercise Price Option (Alternative Cashless Exercise)

Notwithstanding the Cash Exercise Price, a holder of a Warrant may elect, at any time while the Warrant is outstanding, to receive 0.3 Class A Ordinary Share per Warrant without payment of any additional consideration (the “Zero Exercise Price Option”). For the avoidance of doubt: (i) the Zero Exercise Price Option is an alternative to, not a modification of, the Cash Exercise Price; (ii) holders have no right to require us to issue shares at a cash exercise price of $0; and (iii) if the Warrant Cap has been reached, we may not be required to honor further Zero Exercise Price Option elections.

Warrant Cap

Notwithstanding anything to the contrary, the maximum aggregate number of Class A Ordinary Shares issuable upon exercise of all Warrants (including pursuant to the Zero Exercise Price Option) is limited to 30% of the total number of Units sold in this offering (rounded up to the nearest whole share) (the “Warrant Cap”). Once the Warrant Cap is reached, no further Warrants may be exercised, and any unexercised Warrants shall terminate and become void. We will maintain a register to track aggregate issuances against the Warrant Cap.

Anti-Dilution Adjustments

The Exercise Price and number of Warrant Shares are subject to anti-dilution adjustments as described in the Warrant if we issue shares or convertible securities at an effective price per share less than the then-current Exercise Price (calculated as set forth in the Warrant), excluding certain exempt issuances as described in the Warrant.

Exercisability

Each Warrant is exercisable at the option of the holder at any time on or after the issuance date until the Termination Date. Each Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price (except in the case of a zero price exercise or cashless exercise). We are required to deliver the Class A Ordinary Shares underlying the Warrants within the standard settlement period (typically T+2). If we fail to deliver the shares by the required date, we will be required to pay liquidated damages in cash at a rate of $10 per Trading Day for each $1,000 of Warrant Shares subject to the late exercise. Additionally, if the holder is required to purchase shares in the open market to cover the transaction (a “Buy-In”), we must pay the holder the amount by which the purchase price exceeds the exercise price.

A holder may not exercise any portion of the Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. Any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

On the Termination Date, any Warrant that has not been exercised will be automatically exercised via the cashless exercise, subject to the Warrant Cap.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Warrants. The number of Class A Ordinary Shares issuable upon exercise of the Warrants shall be rounded up to the nearest whole share.

Cashless Exercise and Zero Exercise Price Option

If at the time of exercise there is no effective registration statement available for the issuance of the Class A Ordinary Shares underlying the Warrants, the holder may elect a standard cashless exercise. Subject to customary adjustments, the number of Class A Ordinary Shares issuable upon such cashless exercise is determined by a formula set forth in the Warrants.

A holder of the Warrants may also effect a zero-cost exercise (the “zero exercise price option”) at any time while the Warrants are outstanding. Under the zero exercise price option, the holder has the right to receive 0.3 Class A Ordinary Share for each Warrant exercised, without payment of any exercise price. On the Termination Date, any unexercised Warrants will be automatically exercised via cashless exercise provision. The automatic exercise on the Termination Date will be effected using the standard cashless exercise formula set forth in the Warrant, not the Zero Exercise Price Option.

Fundamental Transactions

In the event of a Fundamental Transaction, holders will be entitled to receive the same kind and amount of securities, cash, or property which shareholders would have received had they exercised immediately prior to such transaction. Additionally, in the event of certain Fundamental Transactions, the holder may have the right to require us or a successor entity to redeem the Warrant for cash at its Black-Scholes value, as determined in the Warrant Agreement.

Notice of Corporate Actions

We are required to provide holders with at least 10 calendar days’ notice prior to the record date for any dividends, distributions, or voluntary dissolution to allow for the timely exercise of the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer. We will maintain a register of the Warrants and their transfers at our principal executive offices or at the office of our transfer agent.

Reporting and Listing Obligations

Pursuant to the Securities Purchase Agreement, we have agreed to timely file all reports required to be filed by us under the Exchange Act and to use our best efforts to maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market for so long as the Warrants remain outstanding. We have also agreed to file a Report of Foreign Private Issuer on Form 6-K disclosing the material terms of this offering within the time period required by the Exchange Act.

Trading Market

There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently traded on Nasdaq.

Rights as a Shareholder

Except as otherwise provided in the Warrants (such as the right to receive the same consideration as shareholders in a Fundamental Transaction), the Warrant does not entitle its holder to any voting rights, dividends, or other rights as a shareholder of the Company prior to the exercise of the Warrant. Holders of Warrants will only have the rights of a shareholder once they exercise their Warrants and the resulting Class A Ordinary Shares are issued.

Waivers and Amendments

No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.

Warrant Certificate

The Warrants will be issued in book-entry form or certificated form. We will maintain a register of the Warrants and their transfers at our principal executive offices or at the office of our transfer agent.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, located at 17755 North US Highway 19 Suite 140 Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UBXG.”

PLAN OF DISTRIBUTION

Pursuant to our Placement Agency Agreement dated as of April 27, 2026 (the “Placement Agent Agreement”) with FT Global Capital, Inc., we have engaged FT Global Capital, Inc. to act as our lead Placement Agent to solicit offers to purchase the applicable securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement directly with certain investors in connection with this offering for the sale of all of the securities offered hereby.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or before April 29, 2026.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agents a cash transaction fee equal to 8.5% of the aggregate gross cash proceeds to us from the sale of the securities in the offering, in connection with which the placement agents have entered into a certain fee sharing agreement. Pursuant to the Placement Agent Agreement, we have also agreed to reimburse the Placement Agent for its accountable out-of-pocket expenses, including the legal counsel fees and disbursements of its counsel and travel and due diligence expenses, in an aggregate amount not to exceed $90,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Unit	Total
Public offering price	$0.30	$4,550,000
Placement Agent’s fees	$0.0255	$386,750
Proceeds, before expenses, to us	$0.2745	$4,163,250

Lock-Up

We have agreed not to, without the prior written consent of the placement agent, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, during the 45-day period from the date of the closing of this Offering, subject to certain exemptions.

We have also agreed that we will not, without the prior written consent of the placement agent, during the -one year period from the date of the closing of this Offering, effectuate or enter into an agreement to effect any issuance of Class A Ordinary Shares or any securities which would entitle the holder thereof to acquire at any time Class A Ordinary Shares (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Class A Ordinary Shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby we may issue securities at a future determined price, subject to certain exemptions.

Furthermore, each of our directors and officers have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of the Prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell or sell any shares of our Class A Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, shares of our Class A Ordinary Shares, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. Any release or waiver granted by the Placement Agent shall only be effective two (2) business days after the publication date of a press release announcing such release or waiver.

Right of First Refusal

We have agreed that commencing on the closing of this Offering and ending on October 7, 2027 the Placement Agent shall have the right of first refusal to act as lead and book running manager or co-lead manager and co-book runner and/or co-lead placement agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings.

Determination of Offering Price and Warrant Exercise Price

The offering prices of the Units that we are offering, and the exercise price of the Warrants included in the Units, were negotiated between us, the placement agent and the investors in the Offering based on the trading of the Class A Ordinary Shares on the Nasdaq Capital Market prior to the Offering, among other things. Other factors considered in determining the public offering prices of the Units, as well as the exercise price of the Warrants, include our history and prospects, including our interim financial results for the period ended December 31, 2025, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the placement agency agreement, the securities purchase agreement with the purchasers and the form of Warrants will be included as an exhibit to our Report of Foreign Private Issuer on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, with its office located at 17755 North US Highway 19 Suite 140 Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “UBXG.”

LEGAL MATTERS

The legality under Cayman Islands law of the securities offered by this prospectus supplement will be passed upon by Ogier (Cayman) LLP. Certain federal securities law matters will be passed upon for us by Concord & Sage PC.

EXPERTS

The consolidated financial statements for the year ended June 30, 2025 and 2024 included in the 2025 Annual Report have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement.

We hereby incorporate by reference into this prospectus the following documents:

(1)    our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 24, 2025;

(2)    our report of Foreign Private Issuer on Form 6-K containing our unaudited interim financial results for the six months ended December 31, 2025, filed with the SEC on April 3, 2026;

(3)    the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 21, 2024, and the description of securities contained in Exhibit 2.1 to the 2025 Annual Report filed with the SEC on October 24, 2025 and any amendment or report filed for the purpose of updating such description;

(4)    any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of this offering; and

(5)    any future reports of Foreign Private Issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

U-BX Technology Ltd.
Zhongguan Science and Technology Park
No. 1 Linkong Er Road, Shunyi District
Beijing, People’s Republic of China
+86 10 0651-20297

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

UBX Technology Ltd.

$50,000,000
Class A Ordinary Shares, Debt Securities
Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of Class A Ordinary Shares, par value $0.0016 per share (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares, or debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UBXG.” On November 21, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.90 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A Ordinary Shares, held by non-affiliates, or public float, as of November 21, 2025, was approximately US$43.1 million, which was calculated based on 22,695,108 Class A Ordinary Shares held by non-affiliates and the price of $1.90 per share. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus is related to the securities of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating subsidiaries based in China. After the restructure that dissolved the Variable Interest Entity (“VIE”) structure, U-BX Technology Ltd. now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

Unless otherwise stated, as used in this prospectus, the terms “U-BX Technology Ltd.,” “we,” “us,” “our Company,” and the “Company” refer to U-BX Technology Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands; the term the “operating subsidiaries” refers to the following entities organized under the laws of the PRC: Snailinsur Group Limited, Beijing Lianghua Technology Co., Limited, Suzhou Lianghua Digital Technology Co., Limited Zhejiang JZSC Enterprise Management Co., Ltd Zhejiang JZSC Technology Co., Ltd, Suzhou Youjiayoubao Technology Co., Limited, Youjiayoubao (Beijing) Technology Co., Limited, Jiangsu YJYC Technology Co., Ltd., RDYJ Smart Technology Co., Ltd., Jiangsu Jingmo Technology Co., Ltd.

U-BX Technology Limited is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its operating subsidiaries. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Class A Ordinary Shares should be aware that they do not directly hold equity interests in the Chinese operating subsidiaries, but rather are purchasing equity solely in UB-X Technology Limited, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our Class A Ordinary Shares offered in this offering are shares of our Cayman Islands holding company instead of shares of our subsidiaries in China.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 7 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

On July 10, 2021, the Cyberspace Administration of China, or the CAC, issued a revised draft of the Measures for Cybersecurity Review for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

In addition, on November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments), or the draft Regulations on Network Data Security, and will accept public comments until December 13, 2021. According to the draft Regulations on Network Data Security, if a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. Currently, the draft Regulations on Network Data Security has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties.

We do not expect to be subject to the cybersecurity review by the CAC for any follow-on offerings, including this offering, after our initial public offering, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information of users in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Our WeChat mini program is used only to provide insurance-related news and information, and does not have access to any personal information of the program users or the public. However, if the draft Regulations on Network Data Security is adopted into law and we become listed on Nasdaq, our PRC Operating Entities likely will be required to perform annual data security assessment either by itself or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with our PRC Operating Entities’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for the PRC Operating Entities’ operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events.

We are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we were required to file with the CSRC within three business days after the filing of the registration statement of which this prospectus forms a part with the SEC.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. In addition, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

It is the opinion of our PRC counsel, Jiangsu Junjin Law Firm, that as of the date of this prospectus, although we are required to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. In other words, although the Company has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries

(i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 7 and “— Risks Related to Our Ordinary Shares,” beginning on page 40 of the annual report on Form 20-F filed on October 24, 2025 (the “2025 Annual Report”) for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Class A Ordinary Shares.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

HTL International, LLC is headquartered in Houston, Texas, is an independent registered public accounting firm with the PCAOB, subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. HTL is subject to inspection by the PCAOB on a regular basis, and therefore we believe that HTL is not subject to the PCAOB determinations as of the date of this prospectus.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 10 of this prospectus.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on UBX Technology Limited’s ability to pay dividends to its shareholders. See “Risk Factors — Risks Related to Doing Business in China” starting on page 13 of the 2025 Annual Report.

As a holding company, U-BX may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Company, our subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, no dividends or other transfers have been made. U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. For more detailed discussion, see “Prospectus Summary — Implications of Our Being an “Emerging Growth Company” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies” and “Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares” in our 2025 Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Articles” refer to the amended and restated articles of association of the Company as adopted by way of a special resolution passed by the shareholders at the annual general meeting held on November 4, 2025;

•        “China” or the “PRC” are to the People’s Republic of China, excluding Taiwan, for the purposes of this prospectus only;

•        “Class A Ordinary Share” means the class A ordinary shares of a nominal or par value of USD 0.0016 each of the Company, which have the rights set forth in the Memorandum and Articles;

•        “Class B Ordinary Share” means the class B ordinary shares of a nominal or par value of USD 0.0016 each of the Company, which have the rights set forth in the Memorandum and Articles;

•        “Jiangsu Jingmo” is to Jiangsu Jingmo Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing;

•        “Jiangsu YJYC” is to Jiangsu YJYC Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing;

•        “JZSC Technology” is to Zhejiang JZSC Technology Co., Ltd., a PRC company that is wholly owned by WFOE Zhejiang;

•        “Memorandum” refer to the amended and restated memorandum of association of the Company as adopted by way of a special resolution passed by the shareholders at the annual general meeting held on November 4, 2025;

•        “Ordinary Shares” refer to the Class A Ordinary Shares and Class B Ordinary Shares of the Company;

•        “PRC Operating Entities” is to U-BX Suzhou, U-BX Beijing, RDYJ, Jiangsu Jingmo, Jiangsu YJYC, and JZSC Technology;

•        “PRC subsidiaries” is to U-BX Suzhou, U-BX Beijing, RDYJ, Jiangsu Jingmo, Jiangsu YJYC, JZSC Technology and the WFOEs;

•        “RDYJ” is to Rudongyoujia Smart Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing;

•        “U-BX” is to U-BX Technology Ltd., a Cayman Islands exempted company limited by shares;

•        “U-BX Beijing” is to Youjiayoubao (Beijing) Technology Co., Limited (also known as Youjiayoubao Technology Co., Ltd. in China), a PRC company that is wholly owned by WFOE Zhejiang;

•        “U-BX HK” is to Snailinsur Group Limited, a Hong Kong limited company, which is a wholly-owned subsidiary of U-BX;

•        “U-BX Suzhou” is to Suzhou Youjiayoubao Technology Co., Limited, a PRC company that is wholly owned by WFOE Beijing Suzhou;

•        “WFOE Beijing” is to Beijing Lianghua Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly-owned subsidiary of U-BX HK;

•        “WFOE Suzhou” is to Suzhou Lianghua Digital Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly-owned subsidiary of U-BX HK;

•        “WFOE Zhejiang” is to Zhejiang JZSC Enterprise Management Co., Ltd., a PRC company that is wholly owned by U-BX HK;

•        “WFOEs” are to WFOE Beijing, WFOE Suzhou and WFOE Zhejiang, collectively; and

•        “RMB” refers to the legal currency of China;

•        “Securities Act” refers to the Securities Act of 1933, as amended;

•        “U.S. dollars,” “$,” “US$,” and “dollars” refer to the legal currency of the United States; and

•        “we,” “us,” “our Company,” “the Company,” or “our” are to U-BX and all its subsidiaries.

U-BX and its subsidiaries conduct business in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report on Form 20-F and other SEC reports, before deciding whether to buy our securities.

Overview

U-BX was incorporated on June 30, 2021 in the Cayman Islands. U-BX does not have material operations of its own. We conduct business through the PRC Operating Entities. Since U-BX Beijing’s establishment in 2018, the PRC Operating Entities have focused on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers. All of our revenue was and will continue to be derived from mainland China, and none of our revenue was derived from Hong Kong or Macau.

Our PRC Operating Entities’ business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. The PRC Operating Entities help their institutional clients obtain visibility on various social media platforms and generate its revenue based on consumers’ clicks, views or its clients’ promotion time through those channels. U-BX Beijing also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing the proprietary algorithmic model, our PRC Operating Entities are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, our PRC Operating Entities are able to generate revenue based on the number of assessment reports provided to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, our PRC Operating Entities sell bundled benefits, including car wash, maintenance plans or parking notifications, to these carriers, which they may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, our PRC Operating Entities provide up-to-date insurance-related information to individual consumers through its mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image with the general public.

As of the date of this prospectus, our PRC Operating Entities’ client base consists of more than 300 city-level property and auto insurance carriers nationwide using its products and services to conduct business on a daily basis. Some of its clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our PRC Operating Entities’ business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operation. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels our PRC Operating Entities offers.

Corporate History and Structure

The following diagram illustrates the corporate structure of U-BX Technology Ltd. and its subsidiaries as of the date of this prospectus.

U-BX was incorporated on June 30, 2021 in the Cayman Islands. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under its Memorandum and Articles, U-BX is authorized to issue 151,250,000,000 class A ordinary shares of par value US$0.0016 each and 5,000,000,000 class B ordinary shares of par value US$0.0016 each. As of the date of this prospectus, there are 22,624,607 Class A Ordinary Shares and 7,659,535 Class B Ordinary Shares issued and outstanding. U-BX’s registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

U-BX HK was incorporated on July 14, 2021 under the laws of Hong Kong. U-BX HK is a Hong Kong limited company and a wholly-owned subsidiary of U-BX. U-BX HK is a holding company and does not have any operations.

WFOE Beijing was incorporated on July 23, 2021 under the laws of the People’s Republic of China. WFOE Beijing is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. WFOE Beijing does not have any operations.

WFOE Suzhou was incorporated on November 28, 2022 under the laws of the People’s Republic of China. WFOE Suzhou is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. WFOE Suzhou is a holding company and does not have any operations.

WFOE Zhejiang was incorporated on July 10, 2023 under the laws of the People’s Republic of China. WFOE Zhejiang is a limited liability company, and a wholly owned subsidiary of U-BX HK. WFOE Zhejiang is a holding company and has never had any assets or operations.

WFOE Shanghai was incorporated on May 7, 2025 under the laws of the People’s Republic of China. WFOE Shanghai is a limited liability company, and a wholly owned subsidiary of U-BX HK. WFOE Shanghai is a holding company and has never had any assets or operations.

U-BX Beijing was incorporated on March 27, 2018 under the laws of the People’s Republic of China. U-BX Beijing is a limited liability company. WFOE Beijing, U-BX Beijing and the then shareholders of U-BX Beijing entered into a series of contractual agreements, including the Equity Pledge Agreement, Exclusive Call Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Business Cooperation Agreement and Consultation and Services Agreement (the “VIE Agreements”). The VIE Agreements established the VIE structure. On February 20, 2022, with approval of WFOE Beijing and approval of the sole executive director of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28,

2022. On February 28, 2022, WFOE Beijing exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, WFOE Beijing entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, WFOE Beijing also entered into termination agreements with each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of WFOE Beijing and the VIE structure was dissolved. On May 21, 2024, WFOE Beijing signed an equity transfer agreement with WFOE Zhejiang, transferring 100% equity of U-BX Beijing to WFOE Zhejiang.

Jiangsu Jingmo was incorporated on July 9, 2020 under the laws of the People’s Republic of China and was dissolved on July 23, 2025.

Jiangsu YJYC was incorporated on June 29, 2020 under the laws of the People’s Republic of China and was dissolved on December 19, 2024.

RDYJ was incorporated on July 27, 2018 under the laws of the People’s Republic of China and was dissolved on October 28, 2024.

Jiangsu YCHB was incorporated on August 21, 2020 under the laws of the People’s Republic of China and was dissolved on March 1, 2022. Jiangsu YCHB was a limited liability company and a wholly-owned subsidiary of U-BX Beijing. Jiangsu YCHB has never had any assets or operation.

U-BX Suzhou was incorporated on December 2, 2022 under the laws of the People’s Republic of China. U-BX Suzhou is a limited liability company, and a wholly owned subsidiary of WFOE Suzhou.

JZSC Technology was incorporated on November 6, 2023 under the laws of the People’s Republic of China. JZSC Technology is a limited liability company, and a wholly owned subsidiary of WFOE Zhejiang.

JCZN Hangzhou was incorporated on May 21, 2025 under the laws of the People’s Republic of China. JCZN Hangzhou is a limited liability company, and a wholly owned subsidiary of WFOE Shanghai.

The Restructuring

Prior to the restructure completed in March 2022, WFOE Beijing entered into a series of VIE Agreements with U-BX Beijing and the shareholders of U-BX Beijing, which established the VIE structure. The VIE structure was used to provide investors with exposure to foreign investment in China-base companies where Chinese law prohibits direct foreign investments in certain industries.

As a result of the VIE Agreements, WFOE Beijing was regarded as the primary beneficiary of U-BX Beijing, and we treated U-BX Beijing and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of U-BX Beijing and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In February 2022, the U-BX HK, the parent company of WFOE Beijing, decided to dissolve the VIE structure. On February 20, 2022, with approval of WFOE Beijing and approval of the sole executive director of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, WFOE Beijing exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, WFOE Beijing entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, WFOE Beijing also entered into each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of WFOE Beijing and the VIE structure is dissolved. The VIE Agreements were terminated. On May 21, 2024, WFOE Beijing signed an equity transfer agreement with WFOE Zhejiang, transferring 100% equity of U-BX Beijing to WFOE Zhejiang.

The IPO

On April 1, 2024, the Company completed its initial public offering of 2,000,000 ordinary shares at a price of $5.00 per share. The total gross proceeds received from the initial public offering was US$10 million.

The Reverse Split

The Company completed a reverse split of its then issued and outstanding ordinary shares, as well as the number of authorized ordinary shares, at a ratio of one-for-sixteen (1-for-16) (the “Reverse Share Split”) on November 27, 2024. The Reverse Share Split was approved by the shareholders at the annual meeting of shareholders held on October 24, 2024 and by the Board on November 2, 2024. During the same annual meeting, the shareholders also approve an increase of the Company’s share capital. As a result, the Company’s then authorized share capital was US$1,000,000 and was divided into 625,000,000 ordinary shares of par value of US$0.0016 each. The Reverse Share Split was implemented to regain compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq.

The Share Capital Increase and Variation of Share Capital

At the annual general meeting of shareholders of the Company convened on November 4, 2025, the then shareholders of the Company adopted resolution approving an increase of the Company’s authorized share capital from USD 1,000,000 divided into 625,000,000 ordinary shares of par value US$0.0016 each to US$250,000,000 divided into 156,250,000,000 ordinary shares of par value US$0.0016 each by the creation of additional 155,625,000,000 ordinary shares of par value US$0.0016 each to rank pari passu in all respects with the then existing shares in the capital of the Company (the “Share Capital Increase”). During the same annual meeting, the shareholders also approve an adoption of dual class structure, by (i) re-designating all of the then issued and outstanding ordinary shares of par value US$0.0016 each in the capital of the Company into class A ordinary shares of US$0.0016 par value each, each having identical rights as the then existing ordinary shares with one (1) vote per share (the “Class A Ordinary Shares”) on a one for one basis; (ii) re-designating 5,000,000,000 then authorized but unissued Ordinary Shares into 5,000,000,000 class B ordinary shares of par value US$0.0016 each, each having 20 votes per share (the “Class B Ordinary Shares”) on a one for one basis; and (iii) re-designating the then remaining authorized but unissued ordinary shares into Class A Ordinary Shares on a one for one basis, (i-iii above are collectively referred to as the “Variation of Share Capital”) such that immediately following the Variation of Share Capital, the authorized share capital of the Company was changed from US$250,000,000 divided into 156,250,000,000 ordinary shares of par value US$0.0016 each, to US$250,000,000 divided into 151,250,000,000 class A ordinary shares of par value US$0.0016 each and 5,000,000,000 class B ordinary shares of par value US$0.0016 each.

As a result, as of the date of this prospectus, the Company’s authorized share capital is US$250,000,000 divided into 151,250,000,000 class A ordinary shares of par value US$0.0016 each and 5,000,000,000 class B ordinary shares of par value US$0.0016 each, of which, there are 22,624,607 Class A Ordinary Shares and 7,659,535 Class B Ordinary Shares issued and outstanding.

Implication of Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On

September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

HTL International, LLC is headquartered in Houston, Texas, is an independent registered public accounting firm with the PCAOB, subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. HTL is subject to inspection by the PCAOB on a regular basis, and therefore we believe that HTL is not subject to the PCAOB determinations as of the date of this prospectus.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 10 of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our 2025 Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Doing Business in China

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and the offering pursuant to any accompanying prospectus supplement at any time, which could result in a material change in our operations and our Class A Ordinary Shares could decline in value or become worthless.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we are currently not required to obtain any other approval from any other Chinese authorities for the offering pursuant to any accompanying prospectus supplement, as of the date of this prospectus. However, if our Company or any of our PRC subsidiaries are required to obtain any other approvals in the future and are denied permission from Chinese authorities for the offering pursuant to any accompanying prospectus supplement, we may not be able to continue listing on U.S. exchanges, or continue to offer securities to investors, and it may materially affect the interest of the investors and cause significantly depreciation of our price of Class A Ordinary Shares, or our securities may become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, the operating entity’s business segments may be subject to various government and regulatory interference in the regions in which it operates. It could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The operating entity may incur increased costs to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain any other permission from the PRC government for the offering pursuant to any accompanying prospectus supplement, and even when such permission is obtained, whether it will be later denied or rescinded. As of the date of this prospectus, except for the filing procedures with the CSRC and the reporting of relevant information according to the Overseas Listing Trial Measures, we believe we are currently not required to obtain any other permission from any of the PRC national or local government regulatory entities for the offering pursuant to any accompanying prospectus supplement, and have not received any denial to list on the U.S. exchange. However, the operating entity’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Recent statements by the Chinese government indicate an intent, and the PRC government may take actions, to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, could, if implemented, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for some acquisitions of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC (“MOFCOM”), be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the PRC National People’s Congress, which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. On February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities shall fall within the scope of anti-monopoly review. If a concentration of undertakings meets the thresholds for clearance under the applicable laws, an internet platform operator shall report such concentration of undertakings to the anti-monopoly law enforcement agency under the State Council in advance. Therefore, our acquisitions of other entities that we make in the future (whether by ourselves or our subsidiaries) and that meets the thresholds for clearance, may be required to be report to and approved by the anti-monopoly law enforcement agency in the PRC, and we may be subject to penalty including but not limited to a fine of no more than RMB500,000 if we fail to comply with such requirement. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the Measures for the Security Review for Foreign Investment was jointly issued by National Development and Reform Commission (“NDRC”) and MOFCOM and took effect from January 18, 2021. The Measures for the Security Review for Foreign Investment specified provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM or its local counterparts or other relevant governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the CSRC may be required in connection with follow on offerings, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicles that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic interests using shares of such special purpose vehicles or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas

Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023, and replaced the Draft Rules Regarding Overseas Listing. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

On September 25, 2023, we received notification from the CSRC confirming that we have completed the record filing requirement for our initial public offering, which was completed in April 2024.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of any follow-on offering.

The CSRC has promulgated Overseas Listing Trial Measures on February 17, 2023. The offering pursuant to any accompanying prospectus supplement will be determined to be an indirect overseas offering and is, therefore, subject to the CSRC filing procedures, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC, released the Overseas Listing Trial Measures, which came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, Chinese domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedures with the CSRC and report relevant information. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. If the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited CFS for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China. Where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. The required filing scope is not limited to the initial public offering, but also includes any subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, since the operating entity accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended June 30, 2025 and 2024, and the key components of our operations are carried out in China, the offering pursuant to any accompanying prospectus supplement is considered an indirect offering by China-based companies, and we are, therefore, subject to the Overseas Listing Trial Measures for filing procedures with the CSRC and shall file with the CSRC within three working days after the completion of the offering pursuant to any accompanying prospectus supplement.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) the domestic companies are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations, and no conclusion has yet been made thereof; (5) if there are material ownership disputes over the equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Since these statements and regulatory actions by the PRC government are newly published and there exists uncertainty with respect to their requirements and implementation, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or the PRC operating entities’ daily business operation, the ability to accept foreign investments and listing on U.S. exchanges. We cannot assure you that we will be able to fully comply with such rules, to conduct the offering pursuant to any accompanying prospectus supplement, to maintain the listing status of our securities, or to conduct any overseas securities offerings in the future.

The Overseas Listing Trial Measures, will subject us to additional compliance requirements in the future, and although we received confirmation of the completion of the filing process for the offering pursuant to any accompanying prospectus supplement, we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Trial Measures in any future subsequent offerings on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among UBX Technology Ltd., its PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include funding the development and commercialization of our projects, supporting the growth of our business, working capital, capital expenditures, research and development activities, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will complement or enhance our business and growth prospects. However, we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. Because we have not designated the amount of net proceeds to be used for any specific purpose, our management will have broad discretion in the allocation of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material portion of the net proceeds is to be used to repay indebtedness, we will provide additional detail, including the interest rate and maturity of such indebtedness, in the applicable prospectus supplement. Pending use of the net proceeds, we may hold such proceeds in interest-bearing bank accounts or invest them in short-term interest-bearing securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•        the net tangible book value per share of our equity securities before and after the offering;

•        the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•        the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

A copy of our forth amended and restated memorandum and articles of association as adopted by way of a special resolution at the annual general meeting passed on November 4, 2025 is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

We were incorporated as an exempted company with limited liability under the Cayman Islands Companies Act on June 30, 2021. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Share

All of our issued and outstanding ordinary share are fully paid and non-assessable. Our ordinary shares are issued in book entry, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Our authorized share capital is US$250,000,000 divided into 151,250,000,000 class A ordinary shares of par value US$0.0016 each and 5,000,000,000 class B ordinary shares of par value US$0.0016 each. Subject to the provisions of the Cayman Islands Companies Act, if any, of the Memorandum and directions given by any Ordinary Resolution and the rights attaching to any class of existing Shares, the Directors may issue, allot, grant options over or otherwise dispose of Shares (including any fractions of Shares) and other securities of the Company at such times, to such persons, for such consideration and on such terms as the Directors may determine. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share (the “Converting Class B Shareholder”) delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares.

Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to the Articles shall be effected by repurchasing the relevant Class B Ordinary Shares and in consideration therefor issuing fully-paid Class A ordinary shares in equal number to the Converting Class B Shareholder. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the conversion of the relevant Class B ordinary shares as Class A ordinary shares.

As of the date of this prospectus, there are currently 22,624,607 Class A Ordinary Shares and 7,659,535 Class B Ordinary Shares issued and outstanding.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose at a time and of an amount the directors think fit.

Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares and the Articles, every holder of the Class A Ordinary Share, who is present in person, by its duly authorised representative or by proxy, shall have one (1) vote and ever holder of the Class B Ordinary Share, who is present in person, by its duly authorised representative or by proxy, shall have twenty (20) votes for every share of which he is the holder.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Unless otherwise expressly provided by the terms, of issue of the shares of that class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Our shareholders may, by ordinary resolution:

(a)     increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture

The directors may, from time to time, make calls on the shareholders in respect of some or all of any moneys unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. A call may be required to be paid in instalments. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a shares is not paid before or on the day appointed for payment of that call, the shareholder from whom such amount is due shall pay interest on the sum at such rate as the directors may determine from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We shall have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividends

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all moneys which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)     issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares determine;

(b)    purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine;

(c)     make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Cayman Islands Companies Act including out of capital; and

(d)    permit the surrender of fully paid shares for no consideration.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Any director may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting, and each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy holding in aggregate at least one-third of the paid up voting share capital of the Company entitled to vote on resolutions of shareholders to be considered at the meeting. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Preferred Shares

Pursuant to the Articles, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution or by resolution of our directors impose, a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the Articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by resolutions of our directors.

The directors shall be entitled to such remuneration as the directors shall determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

The office of a director shall be vacated if:

(a)     he gives notice in writing to the Company that he resigns the office of director; or

(b)    he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or

(c)     he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)    he is found to be or becomes of unsound mind; or

(e)     all the other directors (being not less than two in number) resolve that he should be removed as a director.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our memorandum and articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our memorandum and articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our memorandum and articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders;

•        a statement of the shares held by each shareholder;

•        the distinguishing numbers of the shares of each shareholder;

•        the amount paid, or agreed to be considered as paid, on the shares of each shareholder;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company. A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members, as the case may be, or (ii) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, as in each case are present and voting either in person or by proxy at a meeting called for such purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved and sanctioned, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

•        an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•        an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

•        those who control the company are perpetrating a “fraud on the minority”.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs in the future; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, or dishonesty, willful default or willful neglect or the consequences of committing a crime. The Articles provide that every director, alternate director or officer shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for appointment of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to appointing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands Companies Act, but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution or a resolution of the directors), the office of a director shall be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or (e) all the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act, the Company may be wound up by either an order of the courts of the Cayman Islands or a special resolution of our shareholders, or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into different classes of shares, the rights attached to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our Articles may only be amended by special resolution of our shareholders.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•        if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

•        we fail to pay interest when due and payable and our failure continues for certain days;

•        if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

•        if specified events of bankruptcy, insolvency or reorganization occur; and

•        if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•        the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•        any limit on the aggregate principal amount of debt securities of such series;

•        the percentage of the principal amount at which the debt securities of any series will be issued;

•        the ability to issue additional debt securities of the same series;

•        the purchase price for the debt securities and the denominations of the debt securities;

•        the specific designation of the series of debt securities being offered;

•        the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•        the basis for calculating interest if other than 360-day year or twelve 30-day months;

•        the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•        the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•        whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•        the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•        the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•        the rate or rates of amortization of the debt securities;

•        if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•        our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•        the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•        the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•        any restriction or condition on the transferability of the debt securities of a particular series;

•        the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•        the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•        provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•        any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•        any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•        the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•        what subordination provisions will apply to the debt securities;

•        the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

•        whether we are issuing the debt securities in whole or in part in global form;

•        any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•        the depositary for global or certificated debt securities, if any;

•        any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•        any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•        the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•        to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•        if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•        the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•        if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•        any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•        the title of the warrants;

•        the price or prices at which the warrants will be issued;

•        the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•        the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•        the aggregate number of warrants;

•        any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•        the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•        if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•        a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•        the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•        the maximum or minimum number of warrants that may be exercised at any time;

•        information with respect to book-entry procedures, if any; and

•        any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•        the date of determining the security holders entitled to the rights distribution;

•        the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•        the exercise price;

•        the conditions to completion of the rights offering;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•        any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•        the title of the series of units;

•        identification and description of the separate constituent securities comprising the units;

•        the price or prices at which the units will be issued;

•        the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•        a discussion of certain United States federal income tax considerations applicable to the units; and

•        any other material terms of the units and their constituent securities.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation, with its office located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “UBXG.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•        the terms of the offering;

•        the names of any underwriters or agents;

•        the name or names of any managing underwriter or underwriters;

•        the purchase price of the securities;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        the net proceeds from the sale of the securities;

•        any delayed delivery arrangements;

•        any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•        any initial public offering price;

•        any discounts or concessions allowed or reallowed or paid to dealers;

•        any commissions paid to agents; and

•        any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Concord & Sage PC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Ogier to the extent governed by the laws of the Cayman Islands, and by Jiangsu Junjin Law Firm to the extent governed by the laws of PRC. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the year ended June 30, 2025 and 2024 included in the 2025 Annual Report have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended June 30, 2025 and 2024 are included in our 2025 Annual Report, filed on October 24, 2025, and are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)    the Company’s Annual Report on Form 20-F, for the fiscal year ended June 30, 2025 (excluding any information related to the financial statements for the fiscal year ended June 30, 2023 which were so included therein), filed with the SEC on October 24, 2025;

(2)    the reports of foreign private issuer on Form 6-K filed with the SEC on November 6, 2025, October 15, 2025, September 2, 2025, July 30, 2025, July 23, 2025, June 30, 2025, May 19,2025, April 18, 2025, and April 18, 2025;

(3)    the description of securities contained in the exhibit 2.1 to the 2025 Annual Report filed with the SEC on October 24, 2025.

(4)    any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)    any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Zhongguan Science and Technology Park, No. 1 Linkong Er Road, Shunyi District, Beijing, People’s Republic of China, telephone: +86 100651-20297

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States;

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands, without any re-examination or re-litigation of the matters adjudicated upon, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

It is the opinion of our PRC counsel, Jiangsu Junjin Law Firm, that there is uncertainty as to whether the courts of China would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jiangsu Junjin Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provides for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Class A Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UBX Technology Ltd.

15,166,668 Units
with each Unit consisting of one Class A Ordinary Share and one Warrant to purchase 0.3 Class A Ordinary Share
15,166,668 Class A Ordinary Shares included in the Units
15,166,668 Warrants to Purchase up to 4,550,002 Class A Ordinary Shares
4,550,002 Class A Ordinary Shares Issuable upon Exercise of the Warrants

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PROSPECTUS SUPPLEMENT

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April 28, 2026